                                                                     EXHIBIT 4.5

                                DAKTRONICS, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN

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                                DAKTRONICS, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE OF THE PLAN

The Plan was adopted by the Board on June 25, 2002, to be effective as of
November 1, 2002. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the
Corporation by purchasing Common Stock from the Corporation on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.

2.       ADMINISTRATION OF THE PLAN

         2.1.     COMMITTEE COMPOSITION.
                  The Board or Compensation Committee shall oversee the Plan.
                  (For purposes of this Plan, references hereinafter to the
                  Committee shall mean either the Compensation Committee or the
                  Board.)

         2.2.     COMMITTEE RESPONSIBILITIES.
                  The Committee shall interpret the Plan and make all other
                  policy decisions relating to the operation of the Plan. The
                  Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's
                  determinations under the Plan shall be final and binding on all persons. The Committee shall act by majority vote of its members. An action of the Committee may be taken without a meeting by a unanimous written consent signed by all members of the Committee.

         2.3.     PLAN YEAR.
                  The Plan Year shall consist of a twelve month period
                  commencing on May 1 and ending on April 30.

3.       ENROLLMENT AND PARTICIPATION

         3.1.     OFFERING PERIODS.
                  While the Plan is in effect, options to purchase shares of
                  Common Stock shall be offered to Participants under the Plan through a continuous series of Offering Periods, each
                  continuing for six months, and each of which shall commence on
                  May 1 and November 1 of each year (the "Offering Date") and shall terminate on October 31 and April 30 of each year (the
                  "Termination Date"). Offering Periods under the Plan shall continue until either (A) the Committee decides that no
                  further Offerings shall be made because the Common Stock
                  remaining available under the Plan is insufficient to make an
                  Offering to all Eligible Employees or (B) the Plan is
                  terminated in accordance with Section 14 below.

         3.2.     CONTRIBUTION PERIODS.
                  While the Plan is in effect, two Contribution Periods shall commence in each calendar year. The Contribution Periods shall consist of the six-month periods commencing on each May 1 and ending on October 31 and commencing on November 1 and ending on April 30.

         3.3.     ENROLLMENT.
                  Participation in the Plan by an Eligible Employee is
                  voluntary. Any individual who, on the day prior to the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such
                  Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Corporation at the prescribed location not later than ten business days prior to the commencement of such
                  Offering Period.

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         3.4.     DURATION OF PARTICIPATION.
                  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an
                  Eligible Employee, withdraws from the Plan under Section 5.1 or reaches the end of the Contribution Period in which his or her employee contributions were discontinued under Section 4.4 or 8.2. A Participant who discontinued employee contributions under Section 4.4 or withdrew from the Plan under Section 5.1 may again become a Participant, if he or she then is an
                  Eligible Employee, by following the procedure described in
                  Section 3.3 above. A Participant whose employee contributions were discontinued automatically under Section 8.2 shall
                  automatically resume participation at the beginning of the earliest Contribution Period ending in the next calendar year, if he or she then is an Eligible Employee.

         3.5.     APPLICABLE OFFERING PERIOD.
                  For purposes of calculating the Purchase Price under Section
                  7.2, the applicable Offering Period shall be determined as follows:

                  3.5.1.   Once a Participant is enrolled in the Plan for an
                           Offering Period, such Offering Period shall continue
                           to apply to him or her until the earliest of (A) the
                           end of such Offering Period or (B) the end of his or
                           her participation under Section 3.4 above.

                  3.5.2.   Each Participant who actively contributed to the plan
                           on the last pay date of an offering period is
                           automatically re-enrolled in the following offering
                           period. Employees who withdraw or change their
                           deferrals to 0% during an offering period must submit
                           a new enrollment form to participate in a future
                           offering period.

4.       EMPLOYEE CONTRIBUTIONS

         4.1.     FREQUENCY OF PAYROLL DEDUCTIONS.
                  A Participant may purchase shares of Common Stock under the
                  Plan solely by means of payroll deductions. Payroll
                  deductions, as designated by the Participant pursuant to
                  Section 4.2 below, shall occur on each payday during
                  participation in the Plan and shall be determined based upon the Payroll Withholding Rate designated by the Participant pursuant to Section 4.2 below. Payroll deductions for a
                  Participant shall be on an after-tax basis and shall begin with the first payroll on or following the applicable Offering
                  Date and shall continue until the termination date of the
                  Plan, subject to earlier termination as provided herein or to decreases by the Participant in the amount of the Payroll
                  Withholding Rate as provided in Section 4.3.

         4.2.     AMOUNT OF PAYROLL DEDUCTIONS.
                  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Common Stock (the
                  "Payroll Withholding Rate"). Such portion shall be a
                  percentage of the Eligible Employee's Compensation, but not more than 15% or such lesser percentage established by the
                  Committee from time to time. In no event may a Participant contribute more than 15% of his or her Compensation during a calendar year for the purchase of shares of Common Stock under the Plan.

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         4.3.     CHANGING WITHHOLDING RATE.
                  No increases in the Payroll Withholding Rate may be made
                  during an Offering Period. A Participant may elect to make one decrease in the Payroll Withholding Rate during an Offering
                  Period, which change shall become effective as soon as
                  reasonably practical after a new enrollment form has been
                  received by the Corporation. Otherwise, if a Participant
                  wishes to change the Payroll Withholding Rate, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location not less than ten business days before the Offering Date as of which such increase or decrease is to be effective. The new Payroll Withholding Rate shall be a
                  percentage of the Participant's Compensation, not more than
                  15%.

         4.4.     DISCONTINUING PAYROLL DEDUCTIONS.
                  If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Corporation at the prescribed location at any time.
                  Payroll withholding shall cease as soon as reasonably
                  practicable after such form has been received by the
                  Corporation. (In addition, employee contributions may be
                  discontinued automatically pursuant to Section 8.2.) A
                  Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Corporation pursuant to Section 3.3 above.

5.       WITHDRAWAL FROM THE PLAN

         5.1.     WITHDRAWAL.
                  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Corporation at the prescribed location at any time before the last day of a Contribution
                  Period. As soon as reasonably practicable thereafter, payroll deductions shall cease, and the entire amount credited to the
                  Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be
                  permitted.

         5.2.     RE-ENROLLMENT AFTER WITHDRAWAL.
                  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under
                  Section 3.3. Re-enrollment may be effective only at the
                  commencement of an Offering Period.

6.       CHANGE IN EMPLOYMENT STATUS

         6.1.     TERMINATION OF EMPLOYMENT.
                  Termination of employment as an Eligible Employee for any
                  reason, including death, shall be automatically treated as a withdrawal from the Plan under Section 5.1. (A transfer from one Participating Corporation to another shall not be treated as a termination of employment.)

         6.2.     DEATH.
                  In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary
                  designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Corporation at the
                  prescribed location before the Participant's death.

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7.       PLAN ACCOUNTS AND PURCHASE OF SHARES

         7.1.     PLAN ACCOUNTS.
                  The Corporation shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such
                  amount shall be credited to the Participant's Plan Account.
                  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Corporation's general assets and applied to general corporate purposes. A Participant may not make any separate cash payment or contribution to his or her
                  Plan Account. No interest shall be credited to Plan Accounts.

         7.2.     PURCHASE PRICE.
                  The Purchase Price for each share of Common Stock purchased at the Termination Date of an Offering Period shall be the lower of:

                  7.2.1.   85% of the Fair Market Value of such share on the
                           last trading day in such Offering Period; or

                  7.2.2.   85% of the Fair Market Value of such share on the
                           last trading day before the Offering Date.

         7.3.     NUMBER OF SHARES PURCHASED.
                  As of the Termination Date of each Offering Period, each
                  Participant shall be deemed to have elected to purchase the number of shares of Common Stock calculated in accordance with this Section 7.3, unless the Participant's participation has terminated, through withdrawal or otherwise, in accorandance with Section 5.1 or Section 6. The amount then in the
                  Participant's Plan Account shall be divided by the Purchase
                  Price, and the whole number of shares that results shall be purchased from the Corporation with the funds in the
                  Participant's Plan Account. The foregoing notwithstanding, no
                  Participant shall purchase more than 4,000 shares of Common
                  Stock with respect to any Contribution Period nor more than the amounts of Common Stock set forth in Sections 8.2 and
                  13.1. Notwithstanding the foregoing, the Committee may
                  determine with respect to all Participants that any fractional share, as calculated under this Section 7.3, shall be (i)
                  rounded down to the next lower whole share or (ii) credited as a fractional share.

         7.4.     AVAILABLE SHARES INSUFFICIENT.
                  In the event that the aggregate number of shares that all
                  Participants are to purchase on any Termination Date exceeds the maximum number of shares remaining available for issuance under Section 13.1, then the number of shares to which each
                  Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such
                  Participant has elected to purchase on the Termination Date and the denominator of which is the number of shares that all
                  Participants have elected to purchase on the Termination Date.
                  In such event, the Corporation shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby.

         7.5.     ISSUANCE OF COMMON STOCK CERTIFICATES.
                  Certificates representing the shares of Common Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the Termination Date of each Offering Period, except that the Committee may
                  determine that such shares shall be held for each
                  Participant's benefit by a broker designated by the Committee
                  (unless the Participant has elected that certificates be

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                  issued directly to him or her). Shares may be registered in the name of the Participant or jointly in the name of the
                  Participant and his or her spouse as joint tenants with right of survivorship or as community property. The Committee may impose such restrictions on the transfer or resale of issued shares as it may deem advisable.

         7.6.     RESTRICTED RESALE OF SHARES ACQUIRED UNDER PLAN.
                  Notwithstanding anything else set forth herein, shares of
                  Common Stock acquired under this Plan may not be resold or transferred for a period of one year after the date of
                  purchase. Certificates for shares issued under this Plan shall contain an appropriate legend identifying such restriction on resale.

         7.7.     UNUSED CASH BALANCES.
                  An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next
                  Offering Period. Any amount remaining in the Participant's
                  Plan Account that represents the Purchase Price for whole
                  shares that could not be purchased by reason of Section 7.4 above, Section 8.2 or Section 13.1 shall be refunded to the
                  Participant in cash, without interest.

         7.8.     STOCKHOLDER APPROVAL.
                  Any other provision of the Plan notwithstanding, no shares of
                  Common Stock shall be purchased under the Plan unless and
                  until the Corporation's stockholders have approved the
                  adoption of the Plan.

8.       LIMITATIONS ON STOCK OWNERSHIP

         8.1.     FIVE PERCENT LIMIT.
                  Any other provision of the Plan notwithstanding, no
                  Participant shall be granted a right to purchase Common Stock under the Plan if such Participant, immediately after his or her election to purchase such Common Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Corporation or any parent or Subsidiary of the Corporation. For purposes of this Section
                  8.1, the following rules shall apply:

                  8.1.1.   Ownership of stock shall be determined after applying
                           the attribution rules of section 424(d) of the Code;

                  8.1.2.   Each Participant shall be deemed to own any stock
                           that he or she has a right or option to purchase
                           under this or any other plan; and

                  8.1.3.   Each Participant shall be deemed to have the right to
                           purchase no more than 4,000 shares of Common Stock
                           under this Plan with respect to each Offering Period.

         8.2.     DOLLAR LIMIT.
                  Any other provision of the Plan notwithstanding, no
                  Participant shall acquire a right purchase Common Stock which permits his rights to purchase stock under all "employee
                  purchase plans (as such term is defined in Section 423 of the
                  Code) of the Corporation and its parent and Subsidiary
                  corporations to accrue at a rate which exceeds $25,000 of the
                  Fair Market Value of such stock (determined at the time the right was granted) for each calendar year in which such right is outstanding at any time.

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                  For purposes of this Section 8.2, the Fair Market Value of
                  Common Stock shall be determined in each case as of the
                  Offering Date of the Offering Period in which such Common
                  Stock is purchased. Employee stock purchase plans not
                  described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Section 8.2 from purchasing additional Common Stock under the Plan, then his or her
                  employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Contribution
                  Period ending in the next calendar year (if he or she then is an Eligible Employee).

9.       RIGHTS NOT TRANSFERABLE

The rights of any Participant under the Plan, or any Participant's interest in any Common Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation, will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the
Plan, other than by beneficiary designation, will or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5.1.

10.      NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan or in any right granted under the Plan shall confer upon the
Participant any right to continue in the employ of a Participating Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Corporations or of the Participant,
which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

11.      NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the Termination Date of the applicable
Offering Period.

Even if the right to purchase shares is granted hereunder to a Participant, this does not mean that the Participant remains further entitled to purchase Common
Stock. Such right to purchase Common Stock is granted voluntarily by the Company and may be revoked by the Company at any time.

12.      SECURITIES LAW REQUIREMENTS

Shares of Common Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Corporation's securities may then be traded.

13.      STOCK OFFERED UNDER THE PLAN

         13.1.    AUTHORIZED SHARES.
                  The aggregate number of shares of Common Stock to be reserved by the Company and available for purchase under the Plan shall be 500,000.

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         13.2.    ANTI-DILUTION ADJUSTMENTS.
                  The aggregate number of shares of Common Stock offered under the Plan, the number of shares by which the share reserve is to increase each calendar year, the 4,000-share limitation described in Section 7.3 and the price of shares that any
                  Participant has elected to purchase shall be adjusted
                  proportionately by the Committee for any increase or decrease in the number of outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation, the distribution of the shares of a
                  Subsidiary to the Corporation's stockholders or a similar
                  event.

         13.3.    REORGANIZATIONS.
                  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Change in Control, the
                  Offering Period and Contribution Period then in progress shall terminate and shares shall be purchased pursuant to Section 7.
                  In the event of a merger or consolidation to which the
                  Corporation is a constituent corporation and which does not constitute a Change in Control, the Plan shall continue unless the plan of merger or consolidation provides otherwise. The
                  Plan shall in no event be construed to restrict in any way the
                  Corporation's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

14.      AMENDMENT OR DISCONTINUANCE

The Plan may be amended by the Board from time to time to the extent that the
Board deems necessary or appropriate in light of, and consistent with, Section
423 of the Code; provided, however, that no such amendment shall be effective without approval of the shareholders of the Corporation if shareholder approval of such amendment is then required under Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or any other applicable law or regulation.. The Board shall have the right to amend, suspend or terminate the
Plan at any time and without notice; provided, however, that the Board shall not have the right to modify, cancel or amend any outstanding right to purchase
Common Stock hereunder before such termination unless each Participant consents in writing.

15.      DEFINITIONS

         15.1.    "BOARD"
                  Means the Board of Directors of the Corporation, as
                  constituted from time to time.

         15.2.    "CHANGE IN CONTROL"
                  Means:

                  15.2.1.  The consummation of a merger or consolidation of the
                           Corporation with or into another entity or any other
                           corporate reorganization, if more than 50% of the
                           combined voting power of the continuing or surviving
                           entity's securities outstanding immediately after
                           such merger, consolidation or other reorganization is
                           owned by persons who were not stockholders of the
                           Corporation immediately prior to such merger,
                           consolidation or other reorganization;

                  15.2.2.  The sale, transfer or other disposition of all or substantially all of the Corporation's assets;

                  15.2.3.  A change in the composition of the Board as a result of which fewer than two-thirds of the incumbent
                           directors are directors who either (i) had been
                           directors of the Corporation on the date 24 months
                           prior to the date of the event that may constitute a
                           Change in Control (the "original directors") or (ii)
                           were elected, or nominated for election, to the Board
                           with the affirmative votes of at least a majority of

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                           the aggregate of the original directors who were
                           still in office at the time of the election or
                           nomination and the directors whose election or
                           nomination was previously so approved; or

                  15.2.4.  Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3
                           under the Exchange Act), directly or indirectly, of
                           securities of the Corporation representing at least
                           50% of the total voting power represented by the
                           Corporation's then outstanding voting securities. For
                           purposes of this Section 15.2.2 , the term "person"
                           shall have the same meaning as when used in sections
                           13(d) and 14(d) of the Exchange Act but shall exclude
                           (i) a trustee or other fiduciary holding securities
                           under an employee benefit plan of the Corporation or
                           of a Parent or Subsidiary and (ii) a corporation
                           owned directly or indirectly by the stockholders of
                           the Corporation in substantially the same proportions
                           as their ownership of the common stock of the
                           Corporation.

                           A transaction shall not constitute a Change in
                           Control if its sole purpose is to change the state of
                           the Corporation's incorporation or to create a
                           holding company that will be owned in substantially
                           the same proportions by the persons who held the
                           Corporation's securities immediately before such
                           transaction.

         15.3.    "CODE"
                  Means the Internal Revenue Code of 1986, as amended.

         15.4.    "COMMITTEE"
                  Means the Compensation Committee of the Board, as described in
                  Section 2.

         15.5.    "COMMON STOCK"
                  Means the common stock of the Corporation.

         15.6.    "CONTRIBUTION PERIOD"
                  Means a six-month period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 3.2.

         15.7.    "CORPORATION"
                  Means Daktronics, Inc., a South Dakota corporation.

         15.8.    "COMPENSATION"
                  Means (i) the total compensation paid in cash to a Participant by a Participating Corporation, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.
                  "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income
                  attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine
                  whether a particular item is included in Compensation,
                  determined in a manner consistent with the requirements of
                  Section 423 of the Code.

         15.9.    "ELIGIBLE EMPLOYEE"
                  Means any employee of a Participating Corporation whose
                  customary employment is for more than five months per calendar year and for more than 20 hours per week provided that such employee has been employed by any Participating Corporation for a continuous period of six (6) months preceding an
                  applicable Offering Period.

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         15.10.   "EXCHANGE ACT"
                  Means the Securities Exchange Act of 1934, as amended.

         15.11.   "FAIR MARKET VALUE"
                  Means the market price of Common Stock, determined by the
                  Committee as follows:

                  15.11.1.   If the Common Stock was traded over-the-counter on
                             the date in question but was not traded on The
                             Nasdaq National Market or The Nasdaq SmallCap
                             Market, then the Fair Market Value shall be equal
                             to the mean between the last reported
                             representative bid and asked prices quoted for such
                             date by the principal automated inter-dealer
                             quotation system on which the Common Stock was
                             quoted or, if the Common Stock was not quoted on
                             any such system, by the "Pink Sheets" published by
                             Pink Sheets LLC;

                  15.11.2.   If the Common Stock was traded over-the-counter
                             market on the date in question and was traded on
                             The Nasdaq National Market or The Nasdaq SmallCap
                             Market, then the Fair Market Value shall be equal
                             to the last-transaction price quoted for such date
                             by The Nasdaq National Market or The Nasdaq
                             SmallCap Market;

                  15.11.3.   If the Common Stock was traded on a stock exchange
                             on the date in question, then the Fair Market Value
                             shall be equal to the closing price reported by the
                             applicable composite transactions report for such
                             date; or

                  15.11.4.   If none of the foregoing provisions is applicable,
                             then the Fair Market Value shall be determined by
                             the Committee in good faith on such basis as it
                             deems appropriate. Whenever possible, the
                             determination of Fair Market Value by the Committee
                             shall be based on the prices reported in THE WALL
                             STREET JOURNAL or as reported directly to the
                             Corporation by Nasdaq or a stock exchange. Such
                             determination shall be conclusive and binding on
                             all persons.

         15.12.   "OFFERING PERIOD"
                  Means a six-month period with respect to which the right to purchase Common Stock may be granted under the Plan, as
                  determined pursuant to Section 3.1.

         15.13.   "PARTICIPANT"
                  Means an Eligible Employee who elects to participate in the
                  Plan, as provided in Section 3.3.

         15.14.   "PARTICIPATING CORPORATION"
                  Means (i) the Corporation and (ii) each present or future
                  Subsidiary designated by the Committee as a Participating
                  Corporation.

         15.15.   "PLAN"
                  Means this Daktronics, Inc. 2002 Employee Stock Purchase Plan, as it may be amended from time to time.

         15.16.   "PLAN ACCOUNT"
                  Means the account established for each Participant pursuant to
                  Section 7.1.

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         15.17.   "PURCHASE PRICE"
                  Means the price at which Participants may purchase Common
                  Stock under the Plan, as determined pursuant to Section 7.2.

         15.18.   "SUBSIDIARY"
                  Means any corporation (other than the Corporation) in an
                  unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

16.      GOVERNING LAW

The Plan shall be construed consistent with and governed by the laws of the
State of South Dakota and the laws of the United States.

17.      EXECUTION

To record the adoption of the Plan as of 25 June 2002, the Corporation has caused its authorized officer to execute the same.

                                        DAKTRONICS, INC.

                                        By:  /s/ James B. Morgan
                                             -----------------------------------
                                                 James B. Morgan

                                        Title:   Chief Executive Officer
                                                 -------------------------------

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